Exhibit 99.1

Serena media and investor contact:

Robert Pender

Chief Financial Officer

Serena Software

650-522-6604

bpender@serena.com

SERENA SOFTWARE REPORTS FOURTH QUARTER AND FISCAL 2007 RESULTS

Company announces intent to amend Credit Agreement

San Mateo, CA – March 22, 2007 – Serena Software, Inc. today announced results for the fourth quarter and fiscal year ending January 31, 2007.

Total revenue was $76.5 million in the fourth quarter of fiscal year 2007 and represented a 9% increase over total revenue in the fourth quarter of fiscal year 2006. Software license revenue was $30.5 million, maintenance revenue was $37.0 million and service revenue was $9.0 million for the fourth quarter of fiscal year 2007. For fiscal year 2007, total revenue was $255.3 million, software license revenue was $86.5 million, maintenance revenue was $134.6 million, and service revenue was $34.2 million. Excluded from revenue is $1.5 million and $12.5 million of maintenance revenue written down in the purchase accounting for our merger with Spyglass Merger Corporation, an affiliate of Silver Lake Partners, for the fourth quarter and full fiscal year of 2007, respectively.

Net (loss) income computed in accordance with generally accepted accounting principles (“GAAP”) for fiscal year 2007 was $(57.2) million compared to $35.3 million in fiscal year 2006. Included in the fiscal year 2007 results were $43.8 million of transaction costs related to the merger transaction involving Silver Lake Partners.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the fourth quarter of fiscal year 2007 increased 32% to $34.5 million from $26.0 million in the fourth quarter of fiscal year 2006. Adjusted EBITDA for fiscal year 2007 increased 12% to $103.3 million from $92.0 million for fiscal year 2006.

Adjusted EBITDA excludes amortization of intangible assets and charges relating to the purchase accounting adjustments for the merger transaction involving Silver Lake Partners, stock-based compensation, depreciation, amortization of acquired technology and other intangible assets, restructuring, acquisition and other charges, and acquired in-process research and development. Adjusted EBITDA also excludes the revenue impact of the deferred maintenance write-down to fair value. A reconciliation of Adjusted EBITDA to GAAP financial results is included in this press release.

Total cash and equivalents as of January 31, 2007 was $68.5 million and total deferred revenue was $78.4 million.

Serena also announced today that it expects to amend its existing credit agreement in order to reduce the interest rate on the term loan. The amendment will require the approval of certain term loan lenders in accordance with the terms of the credit agreement.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our intent to amend our senior secured credit agreement, which may be considered forward-looking within the meaning of the U.S. federal securities laws. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include our ability to obtain approval of the requisite term loan lenders in accordance with the terms of the credit agreement, market fluctuations in interest rates and other risk factors contained in our Form 10-Q for the quarter ended October 31, 2006. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-Q for the quarter ended October 31, 2006. We assume no obligation to update any forward-looking information contained in this press release.

NON-GAAP FINANCIAL INFORMATION: Serena’s management evaluates and makes operating decisions using various operating measures, including earnings before interest, taxes and amortization (EBITA). Serena’s management uses EBITA as a supplemental financial measure in evaluating the performance of Serena’s business, making forecasting, budgeting and operating decisions and establishing operating targets, budgets and performance-based compensation arrangements. In addition, our lenders use similar operating measures to evaluate our operating performance and compliance with certain financial covenants. One such measure used by our lenders is Adjusted EBITDA, which is calculated in accordance with the debt covenants under our credit agreement. Adjusted EBITDA differs from GAAP operating income in that it excludes amortization of acquired technology and intangible assets, write down of maintenance revenue and acquired in-process research and development and other charges relating to purchase accounting adjustments from our merger with Spyglass Merger Corporation and our acquisition of Pacific Edge Software, Inc.; restructuring, acquisition and other charges; stock based compensation under SFAS 123R; and depreciation. Adjusted EBITDA is not an alternative to operating income as calculated in accordance with GAAP. Lenders and investors should not rely on the use of Adjusted EBITDA as a substitute for any GAAP financial measure. In addition, our calculation of Adjusted EBITDA may or may not be consistent with that of other companies. Lenders and investors are encouraged to review the reconciliations to the comparable GAAP financial measures that are included below and not to rely on any single financial measure to evaluate our business.

About Serena Software, Inc.

Serena Software provides software and services to more than 15,000 organizations around the world—including 96 of the Fortune 100 and 90 of the Global 100. Recognized by IDC as the largest software provider focused exclusively on change, Serena offers a new approach to change that enables businesses to efficiently, consistently, and successfully control change across the enterprise. Serena helps companies capitalize on change to achieve transformative business results. Serena, a portfolio company of Silver Lake Partners, has more than 800 employees worldwide and is headquartered in San Mateo, California, with offices throughout the U.S., Europe, and Asia Pacific. For more information, please visit www.serena.com.

– FINANCIAL TABLES TO FOLLOW –

SERENA Software, Inc.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2007	2006	2007	2006
Revenue:
Software licenses	$30,512	$27,044	$86,520	$90,554
Maintenance	37,059	34,639	134,605	136,009
Professional services	8,963	8,454	34,166	29,209

Total revenue	76,534	70,137	255,291	255,772

Cost of revenue:
Software licenses	834	843	2,735	3,211
Maintenance	3,496	3,197	13,662	13,225
Professional services	8,041	7,472	31,758	26,628
Amortization of acquired technology	13,944	4,153	37,853	16,921

Total cost of revenue	26,315	15,665	86,008	59,985

Gross profit	50,219	54,472	169,283	195,787

Operating expenses:
Sales and marketing	18,173	20,784	72,396	74,196
Research and development	9,097	8,449	35,803	34,678
General and administrative	1,237	4,890	18,684	18,868
Amortization of intangible assets	9,203	2,560	33,639	10,516
Acquired in-process research and development	—	—	4,100	—
Restructuring, acquisition and other charges	625	5,946	43,729	6,462

Total operating expenses	38,335	42,629	208,351	144,720

Operating income (loss)	11,884	11,843	(39,068)	51,067
Interest income	493	2,005	3,996	6,203
Interest expense	(12,600)	(825)	(45,417)	(3,300)
Fair market value adjustment to the interest rate swap	1,448	—	(1,154)	—
Amortization of debt issuance costs	(450)	(335)	(3,563)	(1,340)

Income (loss) before income taxes	775	12,688	(85,206)	52,630
Income tax (benefit) expense	(4,405)	4,587	(27,994)	17,363

Net income (loss)	$5,180	$8,101	$(57,212)	$35,267

Serena Software, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	January 31, 2007	January 31, 2006
Assets
Current assets
Cash and cash equivalents	$68,455	$148,401
Restricted cash	—	3,260
Short-term investments	12	60,837
Accounts receivable, net	40,894	35,464
Deferred taxes	10,593	8,658
Prepaid expenses and other current assets	5,051	4,638

Total current assets	125,005	261,258
Long-term investments	—	13,626
Property and equipment, net	6,931	5,927
Goodwill, net	801,770	297,775
Other intangible assets, net	402,688	87,359
Other assets	11,053	2,689

Total assets	$1,347,447	$668,634

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt and current portion of long term debt	$30,000	$—
Accounts payable	2,268	2,551
Income taxes payable	11,828	13,961
Accrued expenses	30,259	25,835
Accrued interest on term loan and subordinated notes	9,910	413
Deferred revenue	61,642	64,138

Total current liabilities	145,907	106,898
Deferred revenue, net of current portion	16,759	10,608
Long-term liabilities	1,906	1,953
Deferred taxes	151,250	27,976
Term loan	345,000	—
Senior subordinated notes	200,000	—
Convertible subordinated notes	5	220,000

Total liabilities	860,827	367,435
Stockholders’ equity:
Total stockholders’ equity	486,620	301,199

Total liabilities and stockholders’ equity	$1,347,447	$668,634

The following table reconciles GAAP operating income/loss to Adjusted EBITDA:

	Three Months Ended January 31,		Year Ended January 31,
	2007	2006	2007	2006
GAAP operating income (loss):	$11,884	$11,843	$(39,068)	$51,067
Amortization of acquired technology	13,944	4,153	37,853	16,921
Amortization of intangible assets	9,203	2,560	33,639	10,516
Writedown of maintenance revenue	1,467	229	12,485	2,430
Acquired in-process research and development	—	—	4,100	—
Restructuring, acquisition and other charges	625	5,946	43,729	6,462
Stock-based compensation	(3,498)	594	7,549	1,777
Depreciation	856	700	2,999	2,799

Adjusted EBITDA	$34,481	$26,025	$103,286	$91,972

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